                             Dated 21 December 2004

                               AVON MARITIME CORP.
                                   as Borrower

                                     - and -

                         THE ROYAL BANK OF SCOTLAND PLC
                                    as Lender

                                   ----------

                                 LOAN AGREEMENT

                                   ----------

                                  US$7,150,000

                            WATSON, FARLEY & WILLIAMS
                                     LONDON

                                      INDEX

CLAUSE                                                                      PAGE
------                                                                      ----

                                        i

     THIS LOAN AGREEMENT is made on the 21 day of December 2004

     BETWEEN

     (1)  AVON MARITIME CORP., as Borrower; and

     (2)  THE ROYAL BANK OF SCOTLAND PLC, as Lender.

WHEREAS the Lender has agreed to make available to the Borrower a loan facility of Seven million one hundred and fifty thousand United States Dollars
(US$7,150,000) upon and subject to the terms and conditions contained in this
Agreement.

WHEREBY IT IS AGREED

1    PURPOSE, DEFINITIONS AND INTERPRETATION

1.1  The purpose of the Loan shall be to enable the Borrower to refinance fifty five per cent. (55%) of the purchase price of the vessel m.v. "WICHITA
     BELLE" registered on the Panamanian flag in the name of the Borrower;

1.2  In this Agreement, unless the context otherwise requires, the following expressions shall have the following meanings:

     "ACCOUNT CHARGE" means the deed containing, inter alia, a charge in respect of the Operating Account executed or to be executed by the Corporate
     Guarantor in favour of the Lender substantially in the form set out in
     Appendix D (or in such other form as the Lender may approve or require);

     "APPROVED MANAGER" means, for the time being, Roymar Ship Management Inc., a company incorporated under the laws of New York and having a place of business at 612 East Grassy Sprain Road, Yonkers, New York 10710, USA as
     technical manager, or any other company which the Lender may, in its sole and absolute discretion, approve from time to time as the technical manager of the Ship;

     "AVON TIME CHARTER" means the time charter dated 5 August 2004 and made between Pacific Rim and the Borrower in respect of the Ship;

     "BORROWER" means Avon Maritime Corp., a company organised and existing under the laws of the Marshall Islands and having its registered office at
     Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall
     Islands MH96960 (and includes its successors);

     "BUSINESS DAY" means a day (other than a Saturday or Sunday) on which banks and financial markets in London are open for business and, in respect of a day on which a payment is required to be made hereunder, also a day on which banks and financial markets are open for business in New York City;

     "CHARTERS" means the Avon Time Charter, the Daiichi Time charter, the
     Pacific Rim Time Charter, the TBS Worldwide Time Charter, the TBS Trip Time
     Charters and the Viking Bareboat Charter and, in the singular, means any of them;

     "CORPORATE GUARANTEE" means the guarantee executed or to be executed by the
     Corporate Guarantor in favour of the Lender substantially in the form set out in Appendix E (or in such other form as the Lender may approve or require);

     "CORPORATE GUARANTOR" means TBS International Limited, a company incorporated under the laws of Bermuda having its principal office at Suite
     306, Commerce Building, One Chancery Lane, Hamilton HM12, Bermuda;

     "CREDIT SUPPORT DOCUMENT" has the meaning given to that expression in section 14 of the Master Agreement;

     "CREDIT SUPPORT PROVIDER" has the meaning given to that expression in section 14 of the Master Agreement;

     "DAIICHI TIME CHARTER" means the time charter dated 9 May 2001 as amended by addendas nos. 1 through to 6 each made between Great Field and DCKK and novated to the Borrower pursuant to the novation agreement dated 2 August
     2004 and made between Great Field, the Borrower, the Corporate Guarantor and DCKK;

     "DCKK" means Daiichi Chuo Kisen Kaisha, a company incorporated under the laws of Japan having its registered office at Kakihara Asahi Eitai Bldg.
     7-13, Toyo 3-Chome, Koto-ku, Tokyo 135-8364, Japan;

     "DOLLARS" and "$" means the lawful currency for the time being of the
     United States of America;

     "DRAWDOWN DATE" means the date upon which the Borrower has requested that the Loan be advanced to it pursuant to Clause 2, or (as the context requires) the date on which the Loan is actually advanced to the Borrower hereunder;

     "EARLY TERMINATION DATE" has the meaning given to that expression in section 14 of the Master Agreement;

     "EARNINGS" means all moneys whatsoever due or to become due to or for the account of the Borrower at any time during the Security Period arising out of the use or operation of the Ship including (but not limited to) all freight, hire and passage moneys, compensation payable to the Borrower in the event of requisition of the Ship for hire, remuneration for salvage and towage services, demurrage and detention moneys and damages for breach (or payments for variation or termination) of any charterparty or other contract for the employment of the Ship and all sums recoverable under insurances in respect of loss of Earnings (and including, if and whenever the Ship is employed on terms whereby any or all such moneys as aforesaid are pooled or shared with any other person, that proportion of the net receipts of the relevant pooling or sharing arrangement which is attributable to the Ship);

                                        2

     "ENVIRONMENTAL CLAIM" and "ENVIRONMENTAL INCIDENT" each has the meaning ascribed to such term in the Mortgage;

     "EVENT OF DEFAULT" means any one of the events listed in Clause 9.1;

     "FINANCIAL INDEBTEDNESS" means, in relation to any person (a) monies borrowed or raised by such person, (b) any liability of such person under any debenture, bond, note or other security, (c) any liability of such person under acceptance credit facilities, financial leases, deferred purchase consideration arrangements or any other agreement or instrument having the commercial effect of a borrowing or raising of money by such person and (d) any guarantee, indemnity or other assurance against financial loss given by such person in respect of any of the foregoing;

     "GREAT FIELD" means Great Field Limited, a company incorporated under the laws of Hong Kong having its registered office at 802 K. Wah Centre, 191
     Java Road, North Point, Hong Kong;

     "INSURANCES" shall have the meaning given to such term in the Mortgage;

     "INTEREST PERIOD" means, in relation to the Loan (or any part thereof), a period the commencement and length of which shall be determined in accordance with the provisions of Clause 3.3;

     "ISM CODE" means in relation to its application to the Borrower, the Ship and its operation:

     (a)  The International Management Code for the Safe Operation of Ships and
          for 'Pollution Prevention', currently known or referred to as the 'ISM
          Code', adopted by the Assembly of the International Maritime
          Organisation by Resolution A.741(18) on 4 November 1993 and
          incorporated on 19 May 1994 into chapter IX of the International
          Convention for the Safety of Life at Sea 1974 (SOLAS 1974); and

     (b)  all further resolutions, circulars, codes, guidelines, regulations and recommendations which are now or in the future issued by or on behalf of the International Maritime Organisation or any other entity with responsibility for implementing the ISM Code, including without limitation, the 'Guidelines on implementation or administering of the
          International Safety Management (ISM) Code by Administrations'
          produced by the International Maritime Organisation pursuant to
          Resolution A.788(19) adopted on 25 November 1995,

     as the same may be amended, supplemented or replaced from time to time;

     "ISM CODE DOCUMENTATION" includes:

     (a)  the document of compliance (DOC) and safety management certificate
          (SMC) issued by a Classification Society in all respects acceptable to the Lender in its

                                        3

          absolute discretion pursuant to the ISM Code in relation to the Ship within the periods specified by the ISM Code; and

     (c)  all other documents and data which are relevant to the ISM SMS and its implementation and verification which the Lender may require by request; and

     (d)  any other documents which are prepared or which are otherwise relevant to establish and maintain the Ship's or the Borrower's compliance with the ISM Code which the Lender may require by request;

     "ISM SMS" means the safety management system which is required to be developed, implemented and maintained under the ISM Code;

     "LENDER" means The Royal Bank of Scotland plc, a company incorporated in
     Scotland having its registered office at 36 St. Andrew Square, Edinburgh
     EH2 2YB, Scotland acting through the Shipping Business Centre at 5-10 Great
     Tower Street, London EC3P 3HX, England or through any other branch notified to the Borrower from time to time pursuant to Clause 18.3 (and includes all persons directly or indirectly deriving title under it (whether by assignment, amalgamation, operation of law or otherwise);

     "LOAN" means the principal amount of the borrowing by the Borrower under this Agreement or (as the context requires) the principal amount thereof for the time being advanced and outstanding under this Agreement;

     "MANAGER'S UNDERTAKING" means an undertaking executed or to be executed by the Approved Manager in the form set out in Appendix F (or in such other form as the Lender may approve or require);

     "MANDATORY COST RATE" means the percentage rate, which represents the cost to the Lender, relative to the Loan, of compliance with the requirements of the Bank of England, the Financial Services Authority or any other regulatory authority, as determined by the Lender in accordance with the formula detailed in the Schedule hereto;

     "MARGIN" means one point five per cent. (1.5%) per annum;

     "MASTER AGREEMENT" means the Master Agreement (on the 1992 ISDA
     (Multicurrency - Crossborder) form as modified) made between the Lender and the Borrower of even date herewith, and includes all transactions from time to time entered into and confirmations from time to time exchanged under the Master Agreement and any amending, supplementing or replacement agreements made from time to time;

     "MASTER AGREEMENT LIABILITIES" means, at any relevant time, all liabilities actual or contingent, present or future, of the Borrower to the Lender under the Master Agreement;

     "MASTER AGREEMENT SECURITY DEED" means the deed containing, inter alia, a charge in respect of the Master Agreement executed or to be executed by the
     Borrower in favour of the Lender substantially in the form set out in
     Appendix G (or in such other form as the Lender may approve or require);

                                        4

     "MORTGAGE" means the first preferred Panamanian ship mortgage on the Ship executed or to be executed by the Borrower in favour of the Lender substantially in the form set out in Appendix B (or in such other form as the Lender may approve or require);

     "MULTIPARTY DEED" means, a deed containing, inter alia:

     (i)  an assignment by the Borrower of its interest in the Viking Bareboat
          Charter, the Daiichi Time Charter, the Earnings, Insurances and
          Requisition Compensation;

     (ii) an assignment by Viking of its interest in the Pacific Rim Time
          Charter and the Insurances;

     (iii) an assignment by Pacific Rim of its interest in the Avon Time Charter and the TBS Worldwide Time Charter;

     (iv) an assignment by TBS Worldwide of its interest in the TBS Trip Time
          Charters,

     executed or to be executed by the Borrower, Viking, Pacific Rim and TBS
     Worldwide in favour of the Lender substantially in the form set out in
     Appendix C;

     "NOTICE OF DRAWING" means a notice in the form set out in Appendix A (or in such other form as the Lender may approve or require);

     "OPERATING ACCOUNT" means, for the time being, an account opened or to be opened in the name of the Corporate Guarantor with the Lender designated
     "TBS International Limited - Operating Account" TBSINT - USD1 (or such other account with any other branch of the Lender or with a bank or financial institution other than the Lender (whether associated with the
     Lender or not) substituted therefor pursuant to this Agreement);

     "PACIFIC RIM" means Pacific Rim Shipping Corp., a company incorporated in the Marshall Islands whose registered office is at Trust Company Complex,
     Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960;

     "PACIFIC RIM TIME CHARTER" means the time charter dated 5 August 2004 and made between Viking and Pacific Rim in respect of the Ship;

     "RBS LIBOR" means, for an Interest Period, the rate per annum at which deposits in Dollars in an amount approximately equal to the Loan (or any part thereof) are (or would have been) offered by the Lender to leading banks in the London Interbank Dollar Market at or about 11.00 a.m. (London time) on the second Business Day prior to the commencement of such Interest
     Period for a period equal to such Interest Period and for delivery on the
     First Business Day thereof;

     "RECEIVING BANK" means American Express Bank Limited, 3 World Financial
     Centre, 23rd Floor, New York, NY 10285-2300, USA or such other bank as may from time to time be notified by the Lender to the Borrower;

                                        5

     "RELEVANT INTEREST RATE" means RBS LIBOR or, in the case where a
     Transaction is to be, or has been, entered into under the Master Agreement and the Borrower has not made an election pursuant to Clause 3.5(b),
     TELERATE;

     "REPAYMENT DATE" means each of the dates specified in Clause 4.1;

     "REQUISITION COMPENSATION" shall have the meaning given to such term in the
     Mortgage;

     "SECURITY DOCUMENTS" means (a) the Corporate Guarantee, the Manager's
     Undertaking, the Mortgage, the Account Charge, the Credit Support
     Documents, the Multiparty Deed and the Master Agreement Security Deed and
     (where the context so permits) this Agreement and (b) any other agreement or document that may be executed at any time by the Borrower or any other person as security for all or any part of the Loan, interest thereon,
     Master Agreement Liabilities and any other moneys payable to the Lender under or in connection with this Agreement and/or the Master Agreement and/or any of the documents referred to in this definition;

     "SECURITY INTEREST" means a mortgage, charge (whether fixed or floating), pledge, lien, hypothecation, encumbrance, assignment, trust arrangement, title retention or other distress, execution, attachment, arrangement or process of any kind having the effect of conferring security;

     "SECURITY PERIOD" means the period commencing on the Drawdown Date and terminating on the date upon which all moneys payable or to become payable at any time and from time to time pursuant to the terms of this Agreement and/or any of the Security Documents shall have been paid and discharged in full;

     "SHIP" means the tweendecker type vessel of 17,590 gross registered tons and 10,303 net registered tons named "WICHITA BELLE" and registered in the name of the Borrower with the Panamanian ship registry and bareboat registered in the name of Viking under the Philippines flag;

     "SUBORDINATED LOANS" means loans made or to be made available from time to time by the Corporate Guarantor to the Borrower to enable the Borrower to finance its acquisition of the Ship and to provide general working capital to the Borrower;

     "SUBSIDIARY" means a body corporate from time to time of which another (a)
     has direct or indirect control, or (b) owns directly or indirectly more than fifty (50) per cent. of the share capital or similar right of ownership (and in this definition "control" means the power to direct the management and the policies of a body corporate, whether through the ownership of voting capital, by contract or otherwise);

     "TAXES" includes all present and future income, corporation or value-added taxes and all stamp and other taxes and levies, imposts, deductions, duties, charges and withholdings whatsoever together with interest thereon and penalties with respect thereto, if any, and charges, fees or other amounts made on or in respect thereof (and references to "Taxation" shall be construed accordingly);

                                        6

     "TBS TRIP TIME CHARTERS" means the time charters entered or to be entered into between TBS Worldwide and various subsidiaries of TBS Worldwide pursuant to which TBS Worldwide has agreed or shall agree to let, and such subsidiaries have agreed or shall agree to hire, the Ship on time charter following its delivery to TBS Worldwide under the TBS Worldwide Charter;

     "TBS WORLDWIDE" means TBS Worldwide Services Inc., a company incorporated in the Marshall Islands whose registered office is at Trust Company
     Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960;

     "TBS WORLDWIDE TIME CHARTER" means a time charter made or to be made between Pacific Rim and TBS Worldwide pursuant to which Pacific Rim has agreed or shall agree to let, and TBS Worldwide has agreed or shall agree to hire, the Ship on time charter immediately upon its redelivery under the
     Daiichi Time Charter and Avon Time Charter;

     "TELERATE" means, for an Interest Period:

     (a)  the rate per annum equal to the offered quotation for deposits in
          Dollars for a period equal to, or as near as possible equal to, the relevant Interest Period which appears on Telerate Page 3750 at or about 11.00 a.m. (London time) on the second Business Day prior to the commencement of that Interest Period (and, for the purposes of this
          Agreement, "Telerate Page 3750" means the display designated as "page
          3750" on the Telerate Service or such other page as may replace Page
          3750 on that service for the purpose of displaying rates comparable to that rate or on such other service as may be nominated by the British
          Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association Interest Settlement Rates for
          Dollars); or

     (b)  if no rate is quoted on Telerate Page 3750, the rate per annum determined by the Lender to be the rate per annum which leading banks in the London Interbank Market offer for deposits in Dollars in the
          London Interbank Market at or about 11.00 a.m. (London time) on the second Business Day prior to the commencement of that Interest Period for a period equal to that Interest Period and for delivery on the first Business Day of it;

     "TOTAL LOSS" has, in relation to the Ship, the meaning ascribed to such term in the Mortgage;

     "TRANSACTION" means a Transaction as defined in the introductory paragraph of the Master Agreement;

     "VIKING" means Viking International Carriers Inc., a company incorporated in the Philippines whose principal office is at 2nd Floor, Harbour Centre
     11, Railroad & Chicago Streets, South Harbour, Port Area, Manila,
     Philippines; and

     "VIKING BAREBOAT CHARTER" means the bareboat charter dated 5 August 2004 and made between the Borrower and Viking in respect of the Ship.

                                        7

1.3  In this Agreement, references to periods of "MONTHS" shall mean a period beginning in one calendar month and ending in the relevant calendar month on the day numerically corresponding to the day of the calendar month in which such period started, provided that (a) if such period started on the last Business Day in a calendar month, or if there is no such numerically corresponding day, such period shall end on the last Business Day in the relevant calendar month and (b) if such numerically corresponding day is not a Business Day, such period shall end on the next following Business
     Day in the same calendar month, or if there is no such Business Day, such period shall end on the preceding Business Day (and "month" and "monthly"
     shall be construed accordingly).

1.4  In this Agreement:

(a)  Clause headings are inserted for convenience only and shall not affect the construction of this Agreement and unless otherwise specified, all references to Clauses and Appendices are to Clauses of, and Appendices to,
     this Agreement;

(b)  unless the context otherwise requires, words denoting the singular number shall include the plural and vice versa;

(c)  references to persons include bodies corporate and unincorporate;

(d)  references to assets include property, rights and assets of every description;

(e)  references to any document are to be construed as references to such document as amended or supplemented from time to time; and

(f)  references to any enactment include re-enactments, amendments and extensions thereof.

2    DRAWDOWN

2.1  Subject to the terms of this Agreement, and in reliance (inter alia) on the representations and warranties of the Borrower set out in Clauses 6.1 and
     6.2 and the representations and warranties of the Borrower and the other parties to the Security Documents set out in the Security Documents, the
     Lender agrees to make available to the Borrower a loan facility of Seven million one hundred and fifty thousand Dollars ($7,150,000) for the purposes described in Clause 1.1.

2.2  The Borrower may make a request for the advance of the Loan by sending to the Lender a duly completed Notice of Drawing (which shall be irrevocable)
     to be received by the Lender not later than 11.00 a.m. (London time) three
     (3) Business Days prior to the Drawdown Date, provided that if the Loan has not been advanced on a Business Day on or prior to 31 December 2004 (or such later date as the Lender, in its sole and absolute discretion, shall agree) the Lender shall be under no further obligation to advance the Loan under this Agreement.

2.3  Subject to the terms of this Agreement, the Lender shall advance the Loan to the Borrower on the Drawdown Date by paying the proceeds thereof to the
     Operating

                                        8

     Account, and the Borrower hereby unconditionally and irrevocably authorises the Lender to make such payment on its behalf.

3    INTEREST AND INTEREST PERIODS

3.1  Subject to the terms of this Agreement, the rate of interest applicable to the Loan (or any part thereof) for each Interest Period relating thereto shall be the rate per annum determined by the Lender to be the aggregate of
     (a) the Margin and (b) the Mandatory Cost Rate and (c) the Relevant
     Interest Rate.

3.2  Subject to the terms of this Agreement, the Borrower shall pay interest in respect of the Loan (or the relevant part thereof) for each Interest Period relating thereto in arrears on the last day of such Interest Period, provided that where such Interest Period is of a duration of longer than three months, accrued interest in respect of the Loan (or such part) shall be paid every three months during such Interest Period and on the last day of such Interest Period.

3.3  The duration of each Interest Period shall be three (3), six (6) or twelve
     (12) months as notified by the Borrower to the Lender not later than 11.00
     a.m. (London time) two (2) Business Days prior to the commencement of such
     Interest Period (or such other period as the Lender, in its sole and absolute discretion, may agree), provided that:

(a)  the first Interest Period in relation to the Loan shall commence on the
     Drawdown Date and each subsequent Interest Period shall commence on the expiry of the preceding Interest Period relating thereto;

(b)  if the Borrower fails to select an Interest Period then, subject as provided in this Clause 3.3, the Borrower shall be deemed to have selected an Interest Period of three (3) months;

(c)  the selection of Interest Periods under this Clause 3.3 shall be made in such manner as to ensure that the expiry of an Interest Period in respect of an amount of the Loan equal to the repayment instalment which is then due to be repaid under Clause 4.1 shall coincide with each Repayment Date relating to the Loan (and, for this purpose alone, shall Interest Periods of different lengths be selected in relation to the Loan); and

(d)  the Lender, in its sole and absolute discretion, is satisfied that deposits in Dollars for a period equal to such Interest Period will be available to the Lender in the London Interbank Dollar Market at the commencement of such Interest Period and, if the Lender is not so satisfied, such Interest
     Period shall be of such duration as the Lender and the Borrower shall agree
     (or, in the absence of such agreement, as the Lender shall specify).

3.4  In the event that the Lender does not receive on the due date any sum due under this Agreement or any of the Security Documents to which the Borrower is a party (or any agreement entered into by the Borrower in connection herewith or therewith), the Borrower shall pay to the Lender on demand interest on such sum from and including the due date therefor to the date of actual payment (as well after as before judgment) at the rate per annum determined by the Lender to be, if such sum is principal, one point five

                                        9

     per cent. (1.5%) above the higher of the rates set out at (a) and (b) below and, if such sum is other than principal, one point five per cent. (1.5%)
     above the rate set out at (b) below:

(a)  the rate (inclusive of the Margin) applicable to such overdue principal immediately prior to the due date (and in any event only for the unexpired part of any Interest Period relative to such overdue principal) together with the Mandatory Cost Rate;

(b)  the Margin plus the rate per annum at which deposits in Dollars in an amount equal to such overdue amount are offered by the Lender to leading banks in the London Interbank Dollar Market on call or for successive periods of any duration up to three months, as the Lender may determine from time to time together with the Mandatory Cost Rate. Such interest rate shall be determined on the commencement of each such period. If the Lender determines that Dollar deposits are not being made available by it to leading banks in the London Interbank Dollar Market in the ordinary course of business, such interest rate shall be determined by reference to the cost of funds to the Lender from such other sources as the Lender may from time to time determine.

     Any such interest which is not paid when due shall be compounded at the end of each such Interest Period or other period as the case may be (both before and after any notice of demand by the Lender under Clause 9.2).

3.5

(a)  In the event that a Transaction is to be entered into under the Master
     Agreement then (subject to Clause 3.5(b) below) the Relevant Interest Rate for each and every Interest Period applicable to that part of the Loan the subject of the Transaction (commencing with the first Interest Period relating to such Transaction) shall be TELERATE.

(b)  The Borrower may elect for the Relevant Interest Rate for each and every
     Interest Period applicable to that part of the Loan the subject of a
     Transaction (commencing with the first Interest Period relating to such
     Transaction) to be RBS LIBOR rather than TELERATE provided that such election (which shall be irrevocable) is notified in writing by the
     Borrower to the Lender not later than 11.00 a.m. (London time) three (3)
     Business Days prior to the commencement of such first Interest Period (or such other period as the Lender, in its sole and absolute discretion, may agree).

4    REPAYMENT AND PREPAYMENT

4.1  The Borrower shall repay the Loan to the Lender by twenty consecutive quarterly instalments the first nineteen (19) of such instalments each to be in the amount of Two hundred and fifty five thousand Dollars ($255,000)
     and the final such instalment to be in the amount of Two million three hundred and five thousand Dollars ($2,305,000), the first such instalment to be repaid on the date falling six (6) months after the Drawdown Date and the last such instalment to be repaid the date falling sixty three (63)
     months after the Drawdown Date. On the final Repayment Date, the Borrower additionally shall pay to the Lender all other sums then outstanding or payable hereunder.

                                       10

4.2  The Borrower may prepay the whole or any part of the Loan on any Business
     Day, provided that:

(a)  the Lender shall have received from the Borrower not less than fourteen
     (14) days' prior notice (which shall be irrevocable) of its intention to make such prepayment and specifying the amount and date on which such prepayment is to be made;

(b)  the amount of any such partial prepayment shall be not less than Two hundred and fifty thousand Dollars ($250,000) (or a higher integral multiple of Two hundred and fifty thousand Dollars ($250,000));

(c)  no amount prepaid under this Agreement may be reborrowed;

(d)  each prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and all other sums payable thereon under the terms of this Agreement and, if such prepayment is not made on the last day of an Interest Period relating to the amount prepaid, together with any sums payable pursuant to Clause 14.1(d) but without premium or other payment; and

(e)  each partial prepayment under this Agreement shall (unless the Lender otherwise agrees in writing prior to the date of any relevant repayment) be applied against the repayment instalments specified in Clause 4.1 in inverse order of maturity.

4.3  If for any reason any part of the Loan is not drawn down under this
     Agreement but nonetheless a Transaction has been entered into under the
     Master Agreement then, subject to Clause 4.5, the Lender shall be entitled but not obliged to amend, supplement, cancel, net out, terminate, liquidate, transfer or assign all or any part of the rights, benefits and obligations created by the Master Agreement and/or to obtain or re-establish any hedge or related trading position in any manner and with any person the Lender in its absolute discretion decides, and in the event of the Lender exercising any part of its entitlement aforesaid the
     Borrower's continuing obligations under the Master Agreement shall, unless agreed otherwise by the Lender, be calculated so far as the Lender considers it practicable by reference to the repayment schedule for the
     Loan taking into account the fact that less than the full amount of the
     Loan has been advanced.

4.4  In the case of a prepayment of all or part of the Loan under this Agreement then, subject to Clause 4.5, the Lender shall be entitled but not obliged to amend, supplement, cancel, net out, transfer or assign all or such part of the rights, benefits and obligations created by the Master Agreement which equate or relate to the part of the Loan so prepaid and/or to obtain or re-establish any hedge or related trading position in any manner and with any person the Lender in its absolute discretion decides, and in the case of a partial prepayment and the Lender exercising any part of its entitlement as aforesaid the Borrower's continuing obligations under the
     Master Agreement shall, unless agreed otherwise by the Lender, be calculated so far as the Lender considers it practicable by reference to the amended repayment schedule for the Loan taking account of the fact that less than the full amount of the Loan remains outstanding.

4.5  If:

                                       11

(a)  less than the full amount of the Loan remains outstanding following a prepayment under this Agreement; or

(b)  less than the full amount of the Loan is drawndown under this Agreement,

     and the Lender in its absolute discretion agrees, following a written request of the Borrower, that the Borrower may be permitted to maintain all or part of a Transaction in an amount not wholly matched with or linked to all or part of the Loan, the Borrower shall within ten (10) days of being notified by the Lender of such requirement provide the Lender with, or procure the provision to the Lender of, such additional security as shall in the opinion of the Lender be adequate to secure the performance of such
     Transaction, which additional security shall take such form, be constituted by such documentation, and be entered into between such parties, as the
     Lender in its absolute discretion may approve or require, and each document comprising such additional security shall constitute a Credit Support
     Document.

4.6  The Borrower shall on the first written demand of the Lender indemnify the
     Lender in respect of all loss, cost and expense (including the fees of legal advisers) incurred or sustained by the Lender as a consequence of or in relation to the effecting of any matters or transactions referred to in
     Clauses 4.3, 4.4 and 4.5.

4.7  Without prejudice to or limitation of the obligation of the Borrower under
     Clause 4.6, in the event that the Lender exercises any of its rights under
     Clauses 4.3 or 4.4 and such exercise results in all or part of a
     Transaction being terminated such termination shall be treated under the
     Master Agreement in the same manner as if it were a Terminated Transaction
     (as defined in section 14 of the Master Agreement) effected by the Lender after an Event of Default by the Borrower, and, accordingly, the Lender shall be permitted to recover from the Borrower a payment for early termination calculated in accordance with the provisions of section 6(e)(i)
     of the Master Agreement.

5    CONDITIONS PRECEDENT

5.1  The obligation of the Lender to advance the Loan to the Borrower shall be subject to the condition that the Lender shall have received the following documents and evidence in all respects in form and substance satisfactory to the Lender and its legal advisers, in the case of those referred to in sub-clauses (a) to (g) (inclusive) below, on or before the date on which the Notice of Drawing is served by the Borrower and, in the case of the remainder, on or before the Drawdown Date:

(a)  copies of the Articles of Incorporation and By-Laws (or equivalent documents) (and all amendments thereto) of each of the Borrower, the
     Corporate Guarantor, Viking, Pacific Rim and TBS Worldwide and any other documents required to be filed or registered or issued under the laws of their respective countries of incorporation to establish the incorporation and/or good standing of each of the Borrower, the Corporate Guarantor,
     Viking, Pacific Rim and TBS Worldwide under the laws of their respective countries of incorporation;

                                       12

(b)  copies of resolutions passed at separate meetings of the board of directors and shareholders of each of the Borrower, the Corporate Guarantor, Viking,
     Pacific Rim and TBS Worldwide evidencing approval of such of this
     Agreement, the Master Agreement, the Charters and the Security Documents to
     which each is a party and authorising appropriate officers or attorneys to execute the same and to sign all notices required to be given hereunder or thereunder on its behalf (or, in the case of the Charters, ratifying the execution thereof) or other evidence of such approvals and authorisations as shall be acceptable to the Lender;

(c)  the original of any power of attorney issued in favour of any person executing this Agreement, the Master Agreement, any of the Charters or any
     of the Security Documents on behalf of the Borrower, the Charterers,
     Viking, Pacific Rim and TBS Worldwide;

(d)  a list specifying the directors and officers of each of the Borrower, the
     Corporate Guarantor, Viking, Pacific Rim and TBS Worldwide (together with their specimen signatures) and specifying the authorised and issued share capital of each of the Borrower, the Corporate Guarantor, Viking, Pacific
     Rim and TBS Worldwide;

(e)  copies of all governmental and other consents, licences, approvals and authorisations as may be necessary to authorise the performance by the
     Borrower, the Corporate Guarantor, Viking, Pacific Rim and TBS Worldwide of
     their respective obligations under those of this Agreement, the Master
     Agreement, the Charters and the Security Documents to which each is a party and the execution, validity and enforceability of this Agreement, the
     Master Agreement, the Charters and the Security Documents;

(f)  evidence that the Operating Account has been duly opened by the Corporate
     Guarantor and that all board resolutions, mandates, signature cards and other documents or evidence required in connection with the opening, maintenance and operation of the Operating Account have been duly delivered to the Lender;

(g)  a valuation of the Ship, dated not earlier than ten (10) days prior to the
     Drawdown Date, from an independent London sale and purchase shipbroker selected by the Lender showing a value for the Ship of not less than
     Thirteen million Dollars ($13,000,000);

(h)  the Master Agreement and all the Security Documents duly executed and delivered by the parties thereto together with all other items and documents required to be delivered pursuant to the terms thereof, including
     (but without limitation) insurance notices of assignment, acknowledgements and letters of undertaking pursuant to the Multiparty Deed;

(i)  evidence that:

     (i)  the Ship is registered in the name of the Borrower with the Panamanian ship registry and bareboat registered in the name of Viking under the
          Philippines flag;

     (ii) the Ship is in the absolute and unencumbered ownership of the Borrower save as contemplated by this Agreement and the Security Documents;

                                       13

     (iii) the Ship maintains the class NS* MNS* with Nippon Kaiji Kyokai free of all recommendations and qualifications of such classification society save those notified to, and approved in writing by, the
          Lender;

     (iv) the Mortgage has been duly recorded against the Ship as a valid first preferred Panamanian ship mortgage in accordance with the laws of
          Panama;

     (v)  the Ship is insured in accordance with the provisions of the Mortgage and that all requirements therein in respect of insurances have been complied with; and

     (vi) the Philippines ship registry recognise that the title to the ship and the status of the Mortgage are governed by the law of the underlying registry (namely the law of Panama).

(j)  a certificate from the Borrower and the Approved Manager confirming the representations and warranties in clause 2.2 of the Mortgage;

(k)  evidence of the lightweight displacement tonnage of the Ship;

(l)  evidence that the Ship will, as from the Drawdown Date, be managed by the
     Approved Manager on terms acceptable to the Lender together with:

     (i)  the Manager's Undertaking duly executed and delivered by the Approved
          Manager;

     (ii) copies of the document of compliance (DOC) and safety management certificate (SMC) referred to in paragraph (a) in the definition of the ISM Code Documentation certified as true and in effect by the
          Borrower and the Approved Manager or, in the event that the DOC and
          SMC are not legally required by the Borrower for the Ship at the
          Drawdown Date, evidence that those documents have been applied for, accompanied by a statement from a director or officer of the Borrower and the Approved Manager that none of them is aware of any reason why such application may be refused; and

     (iii) copies of such other ISM Code Documentation as the Lender may by written notice to the Borrower have requested not later than two (2)
          days before the Drawdown Date certified as true and complete in all material respects by the Borrower and the Approved Manager;

(m)  such evidence as the Lender and its legal advisers shall require in relation to the due authorisation and execution by DCKK of the acknowledgement to be executed by it pursuant to the Multiparty Deed;

(n)  a statement in writing from a person satisfactory to the Lender confirming the identity of the legal and beneficial owner or owners of the shares in the Borrower and the Corporate Guarantor and of the ultimate beneficial owner or owners of the shares in the Borrower and the Corporate Guarantor;

                                       14

(o)  a letter from the Borrower to the protection and indemnity association in which the Ship is or is to be entered instructing it to provide the Lender with a copy of the certificate of entry of the Ship and any other information relating to the entry of the Ship in such protection and indemnity association;

(p)  a written confirmation from the Borrower as to which individuals are authorised to give verbal and/or written instructions to the Lender on behalf of the Borrower in respect of the selection of any Interest Period pursuant to Clause 3.3 of this Agreement;

(q)  evidence that the agent for service of process named in Clause 20.5 has accepted its appointment for the purposes of this Agreement and the
     Security Documents;

(r)  favourable legal opinions from lawyers appointed by the Lender on such matters concerning the laws of Panama, Philippines, Marshall Islands and
     Bermuda and such other relevant jurisdictions as the Lender may require in relation to or in connection with the Loan Agreement, the Master Agreement, the Security Documents, or any of them;

(s)  evidence that the Lender has received the arrangement fee referred to in
     Clause 10.1(a) and all accrued commitment fee payable pursuant to Clause
     10.1(b);

(t)  a favourable opinion from an independent insurance consultant acceptable to the Lender on such matters relating to the insurances for the Ship as the
     Lender may require;

(u)  such documents and evidence as the Lender shall require, based on applicable law and regulations and the Lender's own internal guidelines, relating to the Lender's knowledge of its customers;

(v)  evidence that an amount of not less than One million five hundred thousand
     Dollars ($1,500,000) has been credited to the Operating Account which amount shall not include the proceeds of the Loan;

(w)  certified copies of the Charters;

     each of the documents specified in sub-clauses (a), (b), (d) and (e) above shall be certified as a true and up-to-date copy by a Director or Secretary
     (or equivalent officer) of the Borrower.

5.2  Without prejudice to any of the other provisions of this Agreement, in the event that the Lender, in its sole and absolute discretion, advances the
     Loan to the Borrower prior to the satisfaction of all or any of the conditions referred to in Clause 5.1, or enters into any Transaction prior to the satisfaction of all or any of the conditions referred to in Clause
     5.4, the Borrower hereby covenants and undertakes to satisfy or procure the satisfaction of such condition or conditions within fourteen (14) days after the Drawdown Date or the date of the relevant Transaction as the case may be (or such longer period as the Lender may, in its sole and absolute discretion, agree or specify).

5.3  The obligation of the Lender to advance the Loan is subject to the following further conditions:

                                       15

(a)  that both at the date of the Notice of Drawing and on the Drawdown Date:

     (i)  no Event of Default (or event which, with the giving of notice and/or lapse of time or other applicable condition, might constitute an Event of Default) has occurred and is continuing or might result from the advance of the Loan; and

     (ii) the representations and warranties of the Borrower in Clause 6.1 and the representations and warranties of the Borrower and other parties to the Security Documents set out in the Security Documents are true and accurate as of each such date, as if made on each such date with reference to the facts then subsisting;

     (iii) none of the circumstances specified in Clause 13.3 has occurred and is continuing; and

(b)  that on the Drawdown Date the representations and warranties of the
     Borrower in Clause 6.2 are true and accurate; and

(c)  that, if the test set out in Clause 7.3 were applied immediately following advance of the Loan, the Borrower would not be obliged to provide additional security or prepay part of the Loan as therein provided; and

(d)  the Lender has received, and found to be satisfactory to it in all respects, such further opinions, consents, agreements and documents in connection with this Agreement, the Master Agreement and the Security
     Documents as the Lender may request by notice to the Borrower prior to the
     Drawdown Date.

6    REPRESENTATIONS AND WARRANTIES

6.1  The Borrower hereby represents and warrants to the Lender that:

(a)  the Borrower is a corporation duly organised and validly existing and in good standing under the laws of the Marshall Islands and is authorised to issue 500 registered and/or bearer shares without par value all of which shares have been issued fully paid and are in the legal and beneficial ownership of Westbrook Holdings Ltd;

(b)  the Borrower has full power and authority (i) to execute and deliver this
     Agreement, the Master Agreement and the Security Documents to which the
     Borrower is a party, (ii) to borrow under this Agreement and (iii) to comply with the provisions of, and perform all its obligations under, this
     Agreement, the Master Agreement and the Security Documents to which the
     Borrower is a party;

(c)  the Borrower has complied with the ISM Code and all other statutory and other requirements relative to its business and in particular has obtained and maintains a valid SMC and DOC and, where at the date of this Agreement it is not required by law to have obtained an SMC and a DOC, the Borrower has applied for an SMC and a DOC and has no reason to believe that such application will be refused within the period allowed to the Borrower to obtain those items to comply with the ISM Code and does not have an

                                       16

     established place of business in any part of the United Kingdom or its chief executive office in any part of the United States of America;

(d)  the Borrower has taken all necessary action to authorise the borrowing of the Loan and the execution and delivery of this Agreement, the Master
     Agreement and the Security Documents to which the Borrower is a party, and this Agreement, the Master Agreement and the Security Documents to which the Borrower is a party, constitute or, as the case may be, will, upon execution and delivery thereof (and, where applicable, registration thereof as provided for in this Agreement and the Security Documents), constitute the Borrower's legal, valid and binding obligations enforceable against the
     Borrower in accordance with their respective terms, except as such enforcement may be limited by any relevant bankruptcy, insolvency, administration or similar laws affecting creditors' rights generally;

(e)  the entry into and performance by the Borrower of this Agreement, the
     Master Agreement and the Security Documents to which the Borrower is a party, do not, and will not during the Security Period, violate in any respect (i) any law or regulation of any governmental or official authority or body, or (ii) the constitutional documents of the Borrower, or (iii) any agreement, contract or other undertaking to which the Borrower is a party or which is binding on the Borrower or any of its assets;

(f)  all consents, licences, approvals and authorisations required in connection with the entry into, performance, validity and enforceability of this
     Agreement, the Charters, the Master Agreement and the Security Documents
     have been obtained and are in full force and effect;

(g)  save for such registrations and filings as are referred to in this
     Agreement and the Security Documents, it is not necessary for the legality, validity, enforceability or admissibility in evidence of this Agreement, the Master Agreement and the Security Documents that any of them or any document relating thereto be registered, filed, recorded or enrolled with any court or authority in any relevant jurisdiction or that any stamp, registration or similar Taxes be paid on or in relation to this Agreement, the Master Agreement or any of the Security Documents;

(h)  no action, suit, proceeding, litigation or dispute against the Borrower is currently taking place or pending or, to the Borrower's knowledge, threatened nor is there subsisting any judgment or award given against the
     Borrower before any court, board of arbitration or other body which, in either case, could or might result in any material adverse change in the business or condition (financial or otherwise) of the Borrower;

(i)  the Borrower is not in default under the Master Agreement or any other agreement by which it is bound and no Event of Default (or event which, with the giving of notice and/or lapse of time or other applicable condition might constitute an Event of Default) has occurred and is continuing nor will such a default or Event of Default (or such event)
     result from the entry by the Borrower into this Agreement, the Master
     Agreement and the Security Documents to which the Borrower is a party, the making of the Loan to the Borrower or the performance by the Borrower of any of its obligations under this

                                       17

     Agreement, the Master Agreement and the Security Documents to which the
     Borrower is a party;

(j)  all financial and other information furnished by or on behalf of the
     Borrower in connection with the negotiation of this Agreement and the
     Security Documents or delivered to the Lender pursuant to this Agreement or any of the Security Documents was true and accurate when given and there are no other facts or matters the omission of which would have made any statement or information contained therein misleading;

(k)  all payments made or to be made by the Borrower under or pursuant to this
     Agreement, the Master Agreement and the Security Documents to which the
     Borrower is a party may be made free and clear of, and without deduction or withholding for or in account of, any Taxes;

(l)  the Borrower's chief executive office is located, and the corporate documents and records of the Borrower are kept, at Suite 306, Commerce
     Building, One Chancery Lane, Hamilton MH12, Bermuda;

(m)  at the date of this Agreement, the Borrower is not liable under or in respect of any Financial Indebtedness other than under this Agreement, the
     Master Agreement and the Security Documents to which it is a party and such
     Financial Indebtedness as shall have been notified to, and approved by, the
     Lender on or prior to the date of this Agreement;

(n)  the Borrower has paid all Taxes applicable to, or imposed on or in relation to, the Borrower, its business or the Ship; and

(o)  the Borrower confirms that it is acting for its own account and that the borrowing of the Loan and the performance and discharge of the Borrower's obligations and liabilities under this Agreement and other arrangements effected or contemplated by this Agreement will not involve or lead to contravention of any law, official, requirement or other regulatory measure or procedure implemented to combat "money laundering" (as defined in
     Article 1 of the Directive (91/308/EEC) of the Council of the European
     Community).

6.2  The Borrower hereby further represents and warrants to the Lender that on the Drawdown Date:

(a)  the Ship will be registered in the name of the Borrower with the Panamanian ship registry and bareboat registered in the name of Viking under the
     Philippines flag;

(b)  the Ship will be in the absolute and unencumbered ownership of the Borrower save as contemplated by this Agreement and the Security Documents;

(c)  the Ship will maintain the class NS* MNS* with Nippon Kaiji Kyokai free of all recommendations and qualifications of such classification society save those notified to, and approved in writing by, the Lender;

(d)  the Ship will be operationally seaworthy;

                                       18

(e)  the Ship will comply with all relevant laws, regulations and requirements
     (statutory or otherwise) as are applicable to (i) ships registered under the Panamanian flag and (ii) engaged in the same or a similar service as the Ship is or is to be engaged;

(f)  the Mortgage will have been duly recorded against the Ship as a valid first preferred Panamanian ship mortgage in accordance with the laws of Panama;

(g)  the Ship will be insured in accordance with the provisions of the Mortgage and the requirements therein in respect of insurances will have been complied with; and

(h)  the Ship will be technically managed by the Approved Manager on terms acceptable to the Lender.

6.3  The representations and warranties of the Borrower set out in Clauses 6.1 and 6.2 shall survive the execution of this Agreement and the advance of
     Loan hereunder and the representations and warranties set out in Clause 6.1 shall be deemed to be repeated at the commencement of each Interest Period, with respect to the facts and circumstances existing at each such time, as if made at each such time.

7    UNDERTAKINGS

7.1  The Borrower undertakes that, as and from the date of this Agreement and throughout the Security Period, it will comply in full with the following undertakings:

(a)  the Borrower will send (or procure that there is sent) to the Lender:

     (i)  as soon as possible, but in no event later than ninety (90) days after the end of each financial year of the Corporate Guarantor, the audited consolidated accounts and financial statements for such financial year, such accounts and financial statements to be prepared in accordance with generally accepted accounting principles consistently applied and certified as to their correctness by certified or chartered accountants acceptable to the Lender;

     (ii) as soon as the same is instituted (or, to the knowledge of the
          Borrower, threatened), details of any litigation, arbitration or administrative proceedings against or involving the Borrower, the
          Corporate Guarantor, Pacific Rim, TBS Worldwide, the Approved Manager
          or the Ship (including any actual breach of the ISM Code) which is likely to have a material adverse effect on the Borrower, the
          Corporate Guarantor, Pacific Rim, TBS Worldwide, the Approved Manager
          or the operation of the Ship and as soon as to the knowledge of the
          Borrower the same is instituted or threatened, details of any litigation, arbitration or administrative proceedings against or involving Viking which is likely to have a material adverse effect on
          Viking;

     (iii) promptly upon being sent, copies of all communications to its shareholders and/or creditors generally (and in their capacities as such); and

                                       19

     (iv) from time to time, and on demand, such additional financial or other information (including but not limited to the ISM Code Documentation)
          relating to the Borrower, the Corporate Guarantor, Viking Pacific Rim,
          TBS Worldwide and/or the Ship as may be requested by the Lender
          (provided that in the case of Viking the Borrower's obligation shall be limited only to such information as it shall be able to obtain from
          Viking) and, without limiting the foregoing, the Borrower shall without the need for a specific request from the Lender, advise the
          Lender if its application for an SMC or a DOC is refused or made subject to conditions;

(b)  the Borrower will notify the Lender of any Event of Default (or event which, with the giving of notice and/or lapse of time or other applicable condition, might constitute an Event of Default) forthwith upon the occurrence thereof;

(c)  the Borrower will maintain its corporate existence as a body corporate duly organised and validly existing and in good standing under the laws of the
     Marshall Islands and will obtain and promptly renew from time to time, and will promptly furnish certified copies to the Lender of, all such authorisations, approvals, consents and licences as may be required under any applicable law or regulation to enable the Borrower to perform its obligations under this Agreement, the Master Agreement and the Security
     Documents to which the Borrower is a party (or any of them) or required for the validity or enforceability of this Agreement, the Master Agreement and the Security Documents to which the Borrower is a party (or any of them) or required to enable the Borrower to continue to own and operate the Ship, and the Borrower shall comply with the terms of the same;

(d)  the Borrower will not without the prior consent of the Lender, create, assume or permit to exist any Security Interest upon the Ship, her
     Insurances or the Earnings or any of its other assets (whether now owned or hereafter acquired) (including, but not limited to, the Borrower's rights against the Lender under the Master Agreement or all or any part of the
     Borrower's interest in any amount payable to the Borrower by the Lender under the Master Agreement) except as contemplated by the Security
     Documents;

(e)  the Borrower will not (voluntarily or involuntarily) without the prior consent of the Lender, sell, convey, transfer, lease, or otherwise dispose of all or a substantial part of its assets (whether by one transaction or a series of transactions and whether related or not);

(f)  the Borrower will procure that the Ship complies with the ISM Code and notify the Lender in writing in the event that either the DOC or SMC is withdrawn, cancelled or suspended;

(g)  the Borrower will produce such documents and evidence as the Lender shall from time to time require, based on applicable law and regulations from time to time and the Lender's own internal guidelines from time to time relating to the Lender's knowledge of its customers;

(h)  the Borrower will not purchase any further tonnage without the prior written consent of the Lender;

                                       20

(i)  the Borrower shall keep the Lender fully informed of any actual or proposed purchases of further tonnage by any company (other than the Borrower)
     within the same beneficial ownership or control as the Borrower at the earliest possible opportunity and, in any event, at regular intervals of not more than three months; and

(j)  the Borrower shall ensure that throughout the Security Period there is standing to the credit of the Operating Account a minimum average balance of One million five hundred thousand ($1,500,000) in any one month.

7.2  The Borrower further undertakes that it shall not, as and from the date of this Agreement and throughout the Security Period, without the prior consent of the Lender (such consent not to be unreasonably withheld in the case of sub paragraphs (b), (c) and (e) below):

(a)  conduct any business or activity other than the ownership, chartering and operation of the Ship; or

(b)  declare or pay any dividend or make any other distribution of its assets or profits to any stockholder; or

(c)  repay any stockholders' loans or any other loans advanced to it by any person, nor make any loans or advances to any person; or

(d)  except for indebtedness under this Agreement, the Master Agreement and those of the Security Documents to which it is a party, incur or agree to incur or issue any Financial Indebtedness, nor make any commitments, other than those occurring in the ordinary course of the trading of the Ship
     (including, without limitation, commitments in respect of purchases of ships); or

(e)  pay out any funds to any person except in connection with the administration of the Borrower or the operation and/or repair of the Ship or the servicing of the Loan or as otherwise permitted by or pursuant to this Agreement and the other Security Documents; or

(f)  assign or otherwise dispose of any of its book debts; or

(g)  issue any shares in its capital other than to its shareholder(s); or

(h)  reduce its issued share capital; or

(i)  form or acquire any Subsidiaries; or

(j)  consolidate or amalgamate with, or merge into, any other entity; or

(k)  employ a technical manager of the Ship other than the Approved Manager, nor change the terms and conditions of the technical management of the Ship other than upon such terms and conditions as the Lender shall approve,

                                       21

     provided however that, notwithstanding the above, prior to the occurrence of an Event of Default (or an event which, with the giving of notice and/or lapse of time or other applicable condition, might constitute an Event of
     Default), the Borrower shall be permitted to make repayments in respect of
     Subordinated Loans together with payments of interest thereon.

7.3

(a)  The Borrower hereby further undertakes that if, and so often as, the market value (as determined in accordance with Clause 7.3(b)) of the Ship (plus the market value of any additional security for the time being actually provided to the Lender pursuant to this Clause 7.3) falls below one hundred and forty per cent. (140%) of the aggregate of (i) the Loan and (ii) such amount (the "TERMINATION AMOUNT") as described by the Lender in its absolute discretion as the amount due from the Borrower on terminating any
     Transaction under the Master Agreement in the same manner as if it were a
     Terminated Transaction (as defined in Section 14 of the Master Agreement)
     effected by the Lender after an Event of Default, it will within ten (10)
     days of being notified by the Lender of such requirement (which notification shall be conclusive and binding on the Borrower) either:

     (i)  provide the Lender with, or procure the provision to the Lender of, such additional security as shall in the opinion of the Lender be adequate to make up such deficiency, which additional security shall take such form, be constituted by such documentation and be entered into between such parties as the Lender in its absolute discretion may approve or require (and, if the Borrower does not make proposals satisfactory to the Lender in relation to such additional security within five (5) days of the date of the Lender's notification to the
          Borrower aforesaid, the Borrower shall be deemed to have elected to prepay in accordance with (ii) below); or

     (ii) prepay (subject to, and in accordance with, sub-clauses (c), (d) and
          (e) of Clause 4.2) such part of the Loan as will ensure that the market value (determined as aforesaid) of the Ship and any such additional security is after such prepayment at least one hundred and forty per cent. (140%) of the aggregate of (i) the Loan and (ii) the
          Termination Amount.

(b)  For the purposes of this Clause 7.3, the market value of the Ship shall be determined (at the expense of the Borrower) at any such time as the Lender may request by means of a valuation made by such independent sale and purchase shipbroker as may from time to time be appointed by the Lender.
     For this purpose, such valuation shall be made with or without physical inspection of the Ship (as the Lender may require), on the basis of a sale for prompt delivery for cash at arm's length on normal commercial terms as between a willing seller and a willing buyer, free of any existing charter or other contract of employment. The Borrower agrees to accept any valuation made by a shipbroker appointed as aforesaid as conclusive evidence of the market value of the Ship at the date of such valuation. The
     Borrower agrees to supply to the Lender and to any such

                                       22

     shipbroker such information concerning the Ship and her condition as such shipbroker may require for the purpose of making such valuation.

(c)  For the purpose of this Clause 7.3, the market value of any additional security provided or to be provided to the Lender shall be determined by the Lender in its absolute discretion without any necessity for the Lender assigning any reason therefor.

(d)  In connection with any additional security provided in accordance with this
     Clause 7.3, the Lender shall be entitled to receive certified copies of such documents of the kinds referred to in sub-clauses (a), (b), (c), (d)
     and (e) (inclusive) of Clause 5.1 and such favourable legal opinions as the
     Lender shall in its absolute discretion require.

8    APPLICATION OF EARNINGS

8.1  The Borrower will procure that the Corporate Guarantor complies with any written requirement of the Lender from time to time as to the location or re-location of the Operating Account and that the Corporate Guarantor will from time to time enter into such documentation as the Lender may require in order to create or maintain in favour of the Lender a Security Interest in the Operating Account, all at the cost and expense of the Borrower.

8.2  The Borrower will procure that, throughout the Security Period (and subject only to the provisions of the Multiparty Deed), all the Earnings shall be paid to the Operating Account.

8.3  Any amounts standing to the credit of the Operating Account shall, provided that the provisions of Clause 7.1(j) and the foregoing provisions of this
     Clause 8 shall have been complied with and provided that no Event of
     Default (or event which, with the giving of notice and/or lapse of time or other applicable condition, might constitute an Event of Default) shall have occurred, be available to the Borrower and the Corporate Guarantor for any purpose permitted by this Agreement and the Security Documents.

8.4  Any amounts for the time being standing to the credit of the Operating
     Account shall bear interest at the rate from time to time offered by the
     Lender to its customers for Dollar deposits of similar amounts and for periods similar to those for which such amounts are likely to remain standing to the credit of the Operating Account.

9    EVENTS OF DEFAULT

9.1  Each of the following events shall constitute an Event of Default (whether such event shall occur or come about voluntarily or involuntarily or by operation of law or regulation or pursuant to, or in compliance with, any judgment, decree or order of any court or other authority):

(a)  the Borrower or any other party to any of the Security Documents fails to pay on the due date (or within one (1) Business Day of the due date where the failure to pay on the due date is caused by an error or omission of an administrative or operational nature beyond the control of the Borrower or, in the case of sums expressed to be payable on demand,

                                       23

     within three (3) days of the Lender's demand) any sum payable pursuant to this Agreement or any of the Security Documents (or any agreement entered into in connection with this Agreement or any of the Security Documents);
     or

(b)  the Borrower breaches any of the undertakings in Clauses 7.1(d) or (e) or
     (h) or 7.2 or the Borrower fails to provide additional security or make a prepayment of part of the Loan in the circumstances referred to in Clause
     7.3 within the time therein prescribed; or

(c)  the Borrower defaults under, or in the due and punctual observance and performance of, any other provision of this Agreement and where, in the opinion of the Lender, such default is capable of remedy, such default is not remedied within ten (10) days after written notice from the Lender requesting action to remedy the same; or

(d)  the Borrower or any other party to any of the Security Documents (other than the Lender) defaults under, or in the due observance and performance of, any provision of any of the Security Documents; or

(e)  any representation or warranty made by the Borrower or any other party to any of the Security Documents (other than the Lender) in or pursuant to this Agreement or any of the Security Documents or in any notice, certificate, instrument or statement contemplated hereby or thereby or made or delivered pursuant hereto or thereto is, or proves to be, untrue or incorrect in any respect when made or deemed to be repeated; or

(f)  any Financial Indebtedness of the Borrower is not paid when due or becomes prematurely payable or capable of being prematurely declared payable as a consequence of a default with respect thereto or any Security Interest over any assets of the Borrower is enforced or becomes capable of being enforced; or

(g)  (i) any preparatory or other steps are taken by any person to convene a meeting of the Borrower for the purposes of considering or passing any resolution or petition for the winding-up or dissolution of the Borrower, or (ii) a petition is presented or an order is made or a resolution is passed for the winding-up or dissolution of the Borrower, or (iii) the
     Borrower becomes insolvent or is deemed unable to pay its debts within the meaning of Section 123 of the Insolvency Act 1986 or the Borrower becomes unable to pay its debts as they fall due, or (iv) the Borrower stops or threatens to stop making payments generally or declares or threatens to declare a moratorium or suspension of payments with respect to all or any part of its debts or enters into any composition, scheme, compromise or other arrangement with its creditors generally (or any class of them), or
     (v) any preparatory or other steps are taken by any person to appoint an administrative or other receiver or similar official of the Borrower or any of its assets, or (vi) any notice appointing an administrator or examiner or any notice of intended appointment or any other notice which is required by law (generally or in the case concerned) to be filed with the Court or given to a person prior to, or in connection with, the appointment of an administrator or examiner is so filed or given in respect of the Borrower or (vii) any meeting of the Borrower is convened or any other preparatory or other steps are taken for the purpose of considering an application for an administration order in relation to the Borrower or such an administration order is made by a court, or (viii) (in the opinion of

                                       24

     the Lender) anything analogous to any of the foregoing events occurs in any applicable jurisdiction; or

(h)  an encumbrancer takes possession of the whole or, in the opinion of the
     Lender, any material part of the assets of the Borrower or a Security
     Interest (other than in favour of the Lender) is levied or enforced upon or sued out against the whole or, in the opinion of the Lender, a material part of the assets of the Borrower; or

(i)  the Borrower ceases or threatens to cease, to carry on all or, in the opinion of the Lender, any material part of its business; or

(j)  any of the circumstances described in sub-clauses (f), (g), (h) or (i) of this Clause 9.1 arises (mutatis mutandis) in relation to the Corporate
     Guarantor, Viking, Pacific Rim, TBS Worldwide or the Approved Manager; or

(k)  any event occurs which renders it unlawful or impossible for (i) the
     Borrower or any other party to any of the Security Documents (other than the Lender) to perform or observe, or to procure the performance or observance of, any of its obligations or undertakings contained in this
     Agreement or any of the Security Documents, or (ii) the Lender to exercise any of the rights and remedies conferred on the Lender under this Agreement or any of the Security Documents; or

(l)  any authorisation, approval, consent, licence, exemption, filing or registration or other requirement necessary to enable the Borrower or any other party to any of the Security Documents (other than the Lender) to comply with any of its obligations or undertakings contained in this
     Agreement, the Charters or any of the Security Documents is modified, revoked or withheld or does not remain in full force and effect; or

(m)  without the prior consent of the Lender, there is a change in the legal and beneficial owner or owners of the shares in the Borrower or the Corporate
     Guarantor or in the ultimate beneficial ownership of shares in the Borrower or the Corporate Guarantor from that disclosed to the Lender pursuant to
     Clause 5.1(n); or

(n)  the Ship shall become a Total Loss and the Lender does not receive within one hundred and twenty (120) days (or such longer period as the Lender may agree) following the occurrence of such Total Loss, insurance proceeds relating to such Total Loss in an amount not less than the amount for which the Ship is required to be insured under Clause 6 of the Mortgage as at the date of the event or circumstances giving rise to such Total Loss and for the purpose of this Clause 9.1(n), (i) an actual Total Loss of the Ship shall be deemed to have occurred at the date and time when the Ship was lost but if the date of the loss is unknown the actual Total Loss shall be deemed to have occurred on the date on which the Ship was last reported,
     (ii) a constructive Total Loss shall be deemed to have occurred at the date and time at which notice of abandonment of the Ship is given to the insurers of the Ship and (iii) a compromised, agreed or arranged Total Loss shall be deemed to have occurred on the date of the relevant compromise, agreement or arrangement; or

                                       25

(o)  any Earnings are paid otherwise than to the Operating Account (unless so directed by the Lender); or

(p)  for any reason whatsoever, the Ship ceases to comply with the ISM Code or to be technically managed by the Approved Manager on terms in all respects approved by the Lender; or

(q)  the security constituted by any of the Security Documents is in the reasonable opinion of the Lender imperilled or jeopardised in any material respect; or

(r)  this Agreement or any of the other Security Documents ceases at any time to be the legal, valid and binding obligations of the Borrower or any other party thereto (other than the Lender);

(s)

     (i)  notice of an Early Termination Date is given by the Lender under section 6(a) of the Master Agreement; or

     (ii) a person entitled to do so gives notice of an Early Termination Date under section 6(b)(iv) of the Master Agreement; or

     (iii) an Event of Default (as defined in section 14 of the Master
          Agreement) occurs; or

     (iv) the Master Agreement is terminated, cancelled, suspended, rescinded or revoked or otherwise ceases to remain in full force and effect for any reason; or

(t)  any other event or events (whether related or not) occurs (including, without limitation, a material (in the reasonable opinion of the Lender)
     adverse change, from the position applicable as at the date of this
     Agreement, in the business, affairs or condition (financial or otherwise)
     of the Borrower, the Corporate Guarantor, Viking, Pacific Rim, TBS
     Worldwide or a Credit Support Provider (including any such change resulting from an Environmental Incident) the effect of which is, in the reasonable opinion of the Lender, to impair, delay or prevent the due fulfilment by the Borrower, the Corporate Guarantor, Viking, Pacific Rim, TBS Worldwide
     or a Credit Support Provider of any of their respective obligations or undertakings contained in this Agreement, the Master Agreement or any of the Security Documents.

9.2  Upon the occurrence of an Event of Default:

(a)  the Lender, by notice to the Borrower, may terminate the obligations of the
     Lender under this Agreement, whereupon the same shall be so terminated;
     and/or

(b)  the Lender, by notice to the Borrower, may declare the Loan, accrued interest thereon and all other amounts payable under this Agreement either immediately due and payable or payable on demand, whereupon the Loan, accrued interest thereon and all other amounts payable under this Agreement shall become immediately due and payable or (as the case may be) payable on demand by the Lender; and/or

                                       26

(c)  the Lender may take any other action, exercise any other right or pursue any other remedy conferred upon the Lender by this Agreement, the Master
     Agreement and/or by all or any of the Security Documents or by any
     applicable law or regulation or otherwise as a consequence of such Event of
     Default.

10   FEES AND EXPENSES

10.1 The Borrower shall pay to the Lender:

(a)  an arrangement fee of Seventy one thousand five hundred Dollars ($71,500)
     on the date of this Agreement and whether or not the Loan is borrowed; and

(b)  a commitment fee at the rate of zero point twenty five per cent. (0.25%)
     per annum on the maximum amount of the Loan, during the period from (and including) 27 October 2004 up to the earlier of (i) the Drawdown Date and
     (ii) 31 December 2004 (or such later date as the Lender, in its sole and absolute discretion, shall agree), such commitment fee to be payable on the last day thereof.

10.2 The Borrower shall reimburse to the Lender on demand all costs, fees and expenses (including, but not limited to, legal fees and expenses) and Taxes thereon incurred by the Lender in connection with:

(a)  the negotiation, preparation and execution of this Agreement, the Master
     Agreement and the Security Documents and the insurance consultant's report referred to in Clause 5.1(v); and/or

(b)  the preserving or enforcing of, or attempting to preserve or enforce, any of its rights under this Agreement, the Master Agreement and the Security
     Documents (or any of them).

10.3 The Borrower shall reimburse to the Lender on demand all costs, fees and expenses (including, but not limited to, legal fees and expenses) and Taxes thereon incurred by the Lender in connection with:

(a)  any variation of, or amendment or supplement to, any of the terms of this
     Agreement, the Master Agreement and the Security Documents (or any of
     them); and/or

(b)  any consent or waiver required from the Lender in relation to this
     Agreement, the Master Agreement and the Security Documents (or any of
     them), and in each case, regardless of whether the same is actually implemented, completed or granted, as the case may be.

10.4 The Borrower shall pay promptly all stamp, documentary and other like duties and Taxes to which this Agreement, the Master Agreement and the
     Security Documents (or any of them) may be subject or give rise and shall indemnify the Lender on demand against any and all liabilities with respect to or resulting from any delay or omission on the part of the Borrower to pay any such duties or Taxes.

                                       27

10.5 The Lender shall, without prejudice to any other of the provisions of this
     Agreement, be entitled (but not obliged) at any time and from time to time
     (without prior notice) to debit the Operating Account in order to satisfy all or any amounts payable by the Borrower to the Lender pursuant to this
     Clause 10.

11   PAYMENTS AND CALCULATIONS

11.1 All payments to be made by the Borrower to the Lender under this Agreement and any of the Security Documents to which the Borrower is a party shall be made by not later than 11.00 a.m. (London time) on the due date in same day
     Dollar funds settled through the New York Interbank Payments System (or in such other Dollar funds and/or settled in such other manner as the Lender shall specify as being customary at the time for the settlement of international transactions of the type contemplated by this Agreement) to the account of the Lender at the Receiving Bank (Account No 000261123), or
     to such other account with such other bank as the Lender shall from time to time notify to the Borrower.

11.2 If any sum payable by the Borrower under this Agreement or any of the
     Security Documents to which the Borrower is a party shall become due on a day which is not a Business Day, the due date therefor shall be extended to the next succeeding Business Day, unless such Business Day falls in the next calendar month, in which event such due date shall be the immediately preceding Business Day, and interest shall be payable on such sum during any such extension at the rate payable on the original due date.

11.3 The Lender shall maintain accounts showing the amounts from time to time lent by it under this Agreement and all other sums owing by the Borrower under this Agreement and the Security Documents and all payments in respect thereof made by the Borrower from time to time. Such accounts, in the absence of manifest error, shall be conclusive evidence as to any amounts from time to time owing by the Borrower under this Agreement and the
     Security Documents.

11.4 All payments of interest and commitment fee and any other payments hereunder of an annual or periodic nature shall accrue from day-to-day and shall be calculated on the basis of the actual number of days elapsed in a three hundred and sixty (360) day year.

12   NO COUNTERCLAIM, TAXATION

12.1 All payments to be made by or on behalf of the Borrower to the Lender pursuant to this Agreement and any of the Security Documents to which the
     Borrower is a party shall be made (a) without set-off, counterclaim or condition whatsoever (including, but not limited to, any set-off, counterclaim or condition arising under or in relation to or in connection with the Master Agreement) and (b) free and clear of, and without deduction for or on account of, any present or future Taxes, unless the Borrower is required by law or regulation to make any such payment subject to any
     Taxes.

12.2 In the event that the Borrower is required by any law or regulation to make any deduction or withholding on account of any Taxes which arise as a consequence of any payment

                                       28

     due under this Agreement or any of the Security Documents to which the
     Borrower is a party, then:

(a)  the Borrower shall notify the Lender promptly as soon as it becomes aware of such requirement;

(b)  the Borrower shall remit promptly the amount of such Taxes to the appropriate taxation authority, and in any event prior to the date on which penalties attach thereto;

(c)  such payment shall be increased by such amount as may be necessary to ensure that the Lender receives a net amount which, after deducting or withholding such Taxes, is equal to the full amount which the Lender would have received had such payment not been subject to such Taxes; and

(d)  the Borrower shall indemnify the Lender against any liability of the Lender in respect of such Taxes.

12.3 Not later than thirty days after each deduction or withholding of any such
     Taxes, the Borrower shall forward to the Lender evidence satisfactory to the Lender that such Taxes have been remitted to the appropriate taxation authority.

13   CHANGES IN CIRCUMSTANCES

13.1 In the event that by reason of:

(a)  the introduction of, or any change in, any applicable law or regulation, or any change in the interpretation or application thereof; or

(b)  compliance by the Lender with any directive, request or requirement
     (whether or not having the force of law) of any central bank, government, fiscal or other authority, it becomes unlawful or it is prohibited or it is contrary to such directive, request or requirement for the Lender to maintain or give effect to any of its obligations as contemplated by this
     Agreement, then the Lender may notify the Borrower thereof and, if the Loan has been advanced by the Lender, the Borrower shall prepay the Loan forthwith in accordance with the terms of this Agreement and the obligations of the Lender shall thereupon terminate.

13.2 If the Lender shall at any time be of the opinion that:

(a)  the effect of any applicable law, regulation or regulatory requirements, or the interpretation or application thereof, or any change therein (including the imposition of Taxes on payments hereunder, other than Taxes on the overall net income of the Lender); or

(b)  the effect of complying with any applicable directive, request or requirement (whether or not having the force of law) of any central bank or any governmental, monetary or other authority (including any type of liquidity, stock or capital adequacy controls or other

                                       29

     banking or monetary controls or requirements which affects the manner in which the Lender allocates capital resources to its obligations hereunder), is:

     (i)  to increase the cost to the Lender of making, funding or maintaining its commitment hereunder or the Loan or being a party to this
          Agreement; or

     (ii) to reduce the amount of any payment to the Lender under this Agreement or the effective return to the Lender under this Agreement or on its capital, then, and in any such case, the Lender shall notify the
          Borrower as soon as practicable thereof and the Borrower shall from time to time pay to the Lender on demand such amounts as the Lender shall specify to be necessary to compensate the Lender for such increased cost or such reduction.

13.3 If and each time that prior to any Interest Period the Lender shall have determined that, by reason of circumstances affecting the London Interbank
     Dollar Market, either:

(a)  adequate and fair means do not exist for ascertaining the rate of interest applicable to the Loan (or any part thereof) during such Interest Period pursuant to Clause 3.1; or

(b)  Dollars are not available to the Lender in order to fund the Loan (or any part thereof) during such Interest Period, then the Lender shall as soon as practicable give notice of such determination to the Borrower and, if such notice shall be given prior to the Loan being advanced by the Lender, the
     Borrower's right to borrow hereunder shall be suspended during the continuance of such circumstances. In any event, during the thirty days following the giving of such notice, the Borrower and the Lender shall negotiate in good faith in order to arrive at an alternative interest rate or (as the case may be) an alternative basis for the Lender to fund or continue to fund the Loan (or the relevant part thereof) during such
     Interest Period. If within such thirty day period an alternative interest rate or (as the case may be) an alternative basis to fund or to continue to fund the Loan (or the relevant part thereof) is agreed upon, then such alternative interest rate or (as the case may be) such alternative basis shall take effect in accordance with its terms. If the Borrower and the
     Lender fail to agree on such an alternative interest rate or (as the case may be) alternative basis within such thirty day period and such circumstances are continuing at the end of such thirty day period, then the
     Lender shall set an interest period and interest rate representing the cost of funding of the Lender in Dollars or in any available currency of the
     Loan plus the Margin. If the circumstance shall continue at the end of such interest period, the procedure in this Clause 13.3 shall be repeated. If the Borrower shall not agree with such rate then the Borrower may give not less than fifteen (15) Business Days' irrevocable notice of prepayment to the Lender in which case the commitment hereunder of the Lender shall thereupon be cancelled and, if the Loan is outstanding, the Borrower shall prepay the Loan on the first Business Day after such period in accordance with the terms of this Agreement and the obligations of the Lender shall thereupon terminate.

                                       30

14   INDEMNITIES

14.1 The Borrower shall indemnify the Lender on demand against all costs, expenses, liabilities and losses sustained or incurred as a result of or in connection with:

(a)  any default in payment on the due date of any sum due hereunder (after giving credit for any default interest paid by the Borrower thereon under
     Clause 3.4); and/or

(b)  the occurrence and/or continuance of any Event of Default (or event which, with the giving of notice and/or lapse of time or other applicable condition, might constitute an Event of Default) and/or the acceleration of repayment of the Loan pursuant to Clause 9.2; and/or

(c)  the Loan not being borrowed on the date specified in the Notice of Drawing, other than as a result of a default by the Lender; and/or

(d)  the payment or other receipt or recovery of all or any part of the Loan or any part thereof or an overdue sum otherwise than on the last day of an
     Interest Period relating thereto or other relevant period,

     (including, where appropriate, but not limited to loss of profit and any losses sustained or incurred in liquidating or employing deposits from third parties acquired or arranged to effect or maintain the Loan or any part thereof and, in the applicable circumstances referred to in Clause
     14.1(d), an amount equal to the Margin which would, but for prepayment or other receipt or recovery of all or any part of the Loan, have accrued on the Loan from the date of such prepayment, receipt or recovery to the end of the current Interest Period).

14.2 If, under any applicable law or regulation, and whether pursuant to a judgment being made or registered against the Borrower or the liquidation of the Borrower or for any other reason, any payment under or in connection with this Agreement is made or falls to be satisfied in a currency (the
     "PAYMENT CURRENCY") other than the currency in which such payment is due under or in connection with this Agreement (the "CONTRACTUAL CURRENCY"), then to the extent that the amount of such payment actually received by the
     Lender, when converted into the contractual currency at the rate of exchange, falls short of the amount due under or in connection with this
     Agreement, the Borrower, as a separate and independent obligation, shall indemnify and hold harmless the Lender against the amount of such shortfall. For the purposes of this Clause 14.2, "RATE OF EXCHANGE" means the rate at which the Lender is able on or about the date of such payment to purchase the contractual currency with the payment currency and shall take into account any premium and other costs of exchange with respect thereto.

14.3 The Borrower shall indemnify the Lender on demand against all costs, expenses, liabilities and losses sustained or incurred as a result of or in connection with any Environmental Claims being made against the Lender or otherwise howsoever arising out of any Environmental Incident.

                                       31

14.4 The Borrower shall indemnify the Lender on demand against all costs and expenses arising out of the role of the Receiving Bank in relation to the
     Loan.

15   SET-OFF

15.1 The Borrower hereby authorises the Lender (without prior notice) to apply any credit balance (whether or not then due) which is at any time held by the Lender for the account of the Borrower at any office of the Lender in any country in or towards satisfaction of any sum then due from the
     Borrower to the Lender under this Agreement, the Master Agreement or any of the Security Documents to which the Borrower is a party and unpaid. For that purpose:

(a)  the Lender is authorised to use all or any part of a deposit or other credit balance to buy such other currencies as may be necessary to effect such application; and

(b)  break, or alter the maturity of, all or any part of a deposit or other credit balance of the Borrower; and

(c)  enter into any other transaction or make any entry with regard to a deposit or other credit balance as the Lender considers appropriate.

15.2 If the Borrower is the defaulting party under the Master Agreement, the
     Lender, as the non-defaulting party, may (without prejudice to or limitation of its right of set-off under section 6(e) of the Master
     Agreement and its rights under Clause 15.1) at the same time as, or at any time after, the Borrower's default set-off any amount due from the Borrower to the Lender under this Agreement against any amount due from the Lender to the Borrower under the Master Agreement, and apply the first amount in discharging the second amount. The effect of any set-off under this Clause
     15.2 shall be effective to extinguish or, as the case may require, reduce the liabilities of the Lender under the Master Agreement.

15.3 The Lender shall not be obliged to exercise any of its rights under Clause
     15.1, which shall be without prejudice and in addition to any right of set-off, combination of accounts, lien or other rights to which the Lender is at any time otherwise entitled (whether by operation of law, contract or otherwise).

16   SECURITY AND APPLICATION

16.1 The Borrower hereby undertakes with the Lender to execute, deliver and perform the provisions of, and procure the execution, delivery and performance by the other parties thereto (other than the Lender) of, the
     Security Documents and the provisions thereof at the times and in the manner provided in this Agreement and in the Security Documents so that all such documents shall both at the date of such execution and delivery and at all times during the Security Period be valid and binding obligations of the Borrower and such other parties enforceable in accordance with their respective terms; without prejudice to the foregoing the Borrower hereby further undertakes that the Borrower will at any time during the Security
     Period and on the first written request of the Lender, procure that a pledge over all the issued shares in the Borrower in favour of the Lender

                                       32

     and in such form as the Lender shall approve or require be executed and delivered to the Lender as additional security for the obligations of the
     Borrower under this Agreement together with all proxies, directors' letters of resignations and share stock certificates as are required by such pledge.

16.2 All moneys received by the Lender under or pursuant to this Agreement or any of the Security Documents and expressed to be applicable in accordance with the provisions of this Clause 16.2 shall (unless the Lender otherwise requires) be applied by the Lender in the following manner:

     FIRST: in or towards satisfaction of any amounts as are then accrued due and payable under this Agreement, the Master Agreement and the Security
     Documents (or any of them) or are then due and payable by virtue of payment demanded under this Agreement, the Master Agreement and the Security
     Documents (or any of them) in such order of application as the Lender shall think fit;

     SECONDLY: at the option of the Lender (i) in retention of an amount equal to any amounts which are not then accrued due and payable under this
     Agreement, the Master Agreement and the Security Documents (or any of them)
     or are not then due and payable by virtue of payment demanded under this
     Agreement, the Master Agreement and the Security Documents (or any of them)
     but which (in the sole and absolute opinion of the Lender) will or may become due and payable in the future and, upon the same becoming due and payable, in or towards satisfaction thereof in accordance with the foregoing provisions of this Clause 16.2 and/or (ii) in or towards prepayment of the Loan in accordance with sub-clauses (d) and (e) of Clause
     4.2; and

     THIRDLY: the surplus (if any) shall be paid to the Borrower or to whomsoever else may be entitled thereto.

17   COMMUNICATIONS

17.1 Except as otherwise provided for in this Agreement, all notices or other communications under or in respect of this Agreement to either party hereto shall be in writing (that is by letter, fax or, subject to what is set out below, by telex) and shall be deemed to be duly given or made when delivered (in the case of personal delivery or letter) and when despatched
     (in the case of telex from the Lender to the Borrower or in the case of a fax from either party to the other) to such party addressed to it at the address appearing below (or at such address as such party may hereafter specify for such purpose to the other by notice in writing):

     (a)  in the case of the Borrower:   Avon Maritime Corp.
                                         P O Box HM 2522
                                         Hamilton HMGX, Bermuda
                                         Fax No: +1 441 295 4957
                                         Attn: William J. Carr

                                       33

          with a copy to:
                                         TBS Shipping Services Inc.
                                         612 East Grassy Sprain Road Yonkers,
                                         New York 10710
                                         USA

                                         Fax: +1 914 961 5121
                                         Attn: Ferdinand V. Lepere

                                         and

                                         Cardillo & Corbett
                                         29 Broadway,
                                         New York New York 10006
                                         USA

                                         Fax: +1 212 797 1212
                                         Attn: Tulio R. Prieto, Esq.

     (b)  in the case of the Lender:     Shipping Business Centre
                                         5-10 Great Tower Street
                                         London EC3P 3HX

                                         Fax No: + 44 (0) 20 7615 0112

     The Borrower may not send notices or other communications by telex to the
     Lender but the Lender reserves the right to send notices or other communications by telex to the Borrower. A notice or other communication received on a non-working day or after business hours in the place of receipt, shall be deemed to be served on the next following working day in such place.

17.2 All communications and documents delivered pursuant to or otherwise relating to this Agreement or any of the Security Documents shall either be in English or accompanied by a certified English translation prepared by a translator approved by the Lender.

17.3 A certificate or determination of the Lender as to any matter provided for in this Agreement or any of the Security Documents shall, in the absence of manifest error, be conclusive and binding on the Borrower.

18   ASSIGNMENTS

18.1 This Agreement shall be binding upon and inure to the benefit of the Lender and the Borrower and their respective successors and permitted assigns.

18.2 The Borrower may not assign or transfer all or any part of its rights and/or obligations under this Agreement.

                                       34

18.3 The Lender may assign, transfer or sub-participate all or any part of its rights or obligations under this Agreement and the Security Documents or change its lending office, in any such case, without the consent of the
     Borrower. The Lender shall notify the Borrower promptly following any such assignment or transfer or change of lending office.

18.4 The Lender may disclose to any potential assignee or transferee of all or any part of its rights or obligations under this Agreement and the Security
     Documents or to any such sub-participant or any other person who may otherwise enter into contractual relations with the Lender in relation to this Agreement and the Security Documents, such information about this
     Agreement and/or the Security Documents (or any of them) and the Borrower and/or its related entities as the Lender thinks fit.

19   MISCELLANEOUS

19.1 Time shall be of the essence in this Agreement. No delay or omission on the part of the Lender in exercising any right, power or remedy under this
     Agreement shall impair such right, power or remedy or be construed as a waiver thereof nor shall any single or partial exercise of any such right, power or remedy preclude any further exercise thereof or the exercise of any other right, power or remedy. The rights, powers and remedies herein provided are cumulative and not exclusive of any rights, powers and remedies provided by law and may be exercised from time to time and as often as the Lender deems expedient.

19.2 Any waiver by the Lender of any provision of this Agreement, or any consent or approval given by the Lender hereunder, shall only be effective if given in writing and then only for the purpose and upon the terms for which it is given.

19.3 If at any time any one or more of the provisions in this Agreement is or becomes invalid, illegal or unenforceable in any respect under any law or regulation, the validity, legality and enforceability of the remaining provisions of this Agreement shall not be in any way affected or impaired thereby.

19.4 The obligations of the Borrower under this Agreement shall remain in full force and effect until the Lender shall have received all amounts due or to become due to it hereunder and under the Security Documents in accordance with the terms hereof and thereof. Without prejudice to the foregoing, the obligations of the Borrower under Clauses 3.4, 10, 12, 13.2 and 14 shall survive the repayment of the Loan.

19.5 A person who is not a party to this Agreement has no right under the
     Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.

20   LAW AND JURISDICTION

20.1 This Agreement shall be governed by, and construed in accordance with,
     English law.

20.2 Subject to Clause 20.4, the courts of England shall have exclusive jurisdiction in relation to all matters which may arise out of or in connection with this Agreement.

                                       35

20.3 The Borrower shall not commence any proceedings in any country other than
     England in relation to a matter which arises out of or in connection with this Agreement.

20.4 Clause 20.2 is for the exclusive benefit of the Lender which reserves the rights:

(a)  to commence proceedings in relation to any matter which arises out of or in connection with this Agreement in the courts of any country other than
     England and which have or claim jurisdiction to that matter; and

(b)  to commence such proceedings in the courts of any such country or countries concurrently with or in addition to proceedings in England or without commencing proceedings in England.

20.5 The Borrower irrevocably appoints Globe Maritime Limited at its registered office for the time being, presently at Osborn House, 74-80 Middlesex
     Street, London E1 7EZ, England (fax: +44 20 7375 2625; Attn: James W.
     Bayley), to act as its agent to receive and accept on its behalf any process or other document relating to any proceedings in the English courts which are connected with this Agreement.

20.6 In this Clause 20, "PROCEEDINGS" means proceedings of any kind, including an application for a provisional or protective measure.

                                       36

                                    SCHEDULE

The Mandatory Cost Rate will be calculated in accordance with the following formula:

     F x 0.01
     --------
       300

where on the day(s) of application of the formula:

F. is the rate of charge payable by the Lender to the Financial Services
Authority pursuant to paragraph 2 of the Fees Regulations (but where for this purpose, the figure at paragraph 2.02b/2.03b shall be deemed to be zero) and expressed in pounds per (pound) 1 million of the Fee Base of the Lender.

For the purposes of this Schedule:

Fee Base has the meaning ascribed to it for the purposes of, and all be calculated in accordance with, the Fees Regulations.

Fees Regulations means, as appropriate, either the Banking Supervision (Fees)
Regulations 2000 or such regulations as from time to time may be in force, relating to the payment of fees for banking supervision in respect of periods subsequent to 31 March 2001.

Any reference to a provision of any statute, directive, order or regulation herein is a reference to that provision as amended or re-enacted from time to time.

If alternative or additional financial requirements are imposed which in the
Lender's opinion make the formula set out above no longer appropriate, the
Lender shall be entitled to stipulate such other formula as shall be suitable to apply in substitution for the formula set out above.

                                       37

IN WITNESS whereof the parties hereto have entered into this Agreement the date first above written.

SIGNED by                              )
Christophil B. Costas                  )
for and on behalf of                   )
AVON MARITIME CORP.                    )
in the presence of: Jennifer Taylor    )

SIGNED by                              )
Sonia D. Odom                          )
for and on behalf of                   )
THE ROYAL BANK OF                      )
SCOTLAND PLC                           )
in the presence of: Jennifer Taylor    )

                                       38